UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2011

NTS MORTGAGE INCOME FUND
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-18550 (Commission file number)	61-1146077 (IRS Employer Identification No.)
10172 Linn Station Road Louisville, Kentucky 40223 (Address of principal executive offices)
(502) 426-4800 (Registrant’s telephone number, including area code)
N/A (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On November 30, 2011, NTS/Virginia Development Company (“NTS/VA”), a wholly-owned subsidiary of the NTS Mortgage Income Fund (the “Fund”), entered into a Lot Purchase and Development Agreement with M/I Homes of DC, LLC, a Delaware limited liability company unaffiliated with the Fund (“M/I Homes”) pursuant to which NTS/VA has agreed to sell, and M/I Homes has agreed to purchase, approximately 160 single-family residential lots to be developed in Section 15 of the Fawn Lake development (the “Agreement”).  The base sales price for each of the lots is $61,000.  It is anticipated the lots will be purchased over a number of years.  The Agreement provides for price increases to the base sales price depending on the dates the individual lots are ultimately conveyed to M/I Homes.  M/I Homes has a 30-day due diligence period to make various inspections of the property and may terminate the Agreement on or before December 30, 2011 if it is unsatisfied with the condition of the property.

A copy of the Agreement is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated in its entirety in this Item 1.01 disclosure by reference.

Item 9.01.  Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired: N/A
(b)	Pro Forma Financial Information: N/A
(c)	Shell Company Transactions: N/A
(d)	Exhibits:
	10.1	Lot Purchase and Development Agreement dated November 30, 2011, between NTS/Virginia Development Company and M/I Homes of DC, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NTS MORTGAGE INCOME FUND, a Delaware corporation

By:	/s/ Gregory A. Wells
Name:	Gregory A. Wells
Title:	Secretary/Treasurer/Chief Financial Officer
Date:	December 6, 2011

4